UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 647-2750
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Third Amended & Restated Credit Agreement dated June 20, 2007

Item 1.01 Entry Into a Material Definitive Agreement
On June 29, 2007, Pulte Homes, Inc. (the “Company”) amended its unsecured revolving credit facility (the “Credit Facility”), decreasing the borrowing availability from $2.01 billion to $1.86 billion and extending the maturity date from October 2010 to June 2012. Under the terms of the Credit Facility, the Company has the capacity to issue letters of credit up to $1.125 billion. Borrowing availability is reduced by the amount of letters of credit outstanding. The Credit Facility contains certain restrictive covenants, the most restrictive of which requires the Company not to exceed a debt-to-total capitalization ratio of 55%. The Credit Facility no longer contains an interest coverage ratio covenant that could create an event of default for the Company, but if the Interest Coverage Ratio (as defined in the Credit Facility) is less than 2 to 1, LIBOR and Letter of Credit pricing under the Credit Facility increases in increments ranging from 0.125% to 0.375%. The Credit Facility’s uncommitted accordion feature remains unchanged at $2.25 billion.
JPMorgan Securities Inc. served as Lead Arranger and Sole Bookrunner for the Credit Facility on the Company’s behalf, and JPMorgan Chase Bank, N.A. will serve as Administrative Agent. The Credit Facility was broadly syndicated among 29 financial institutions.
A copy of the amended and restated Credit Facility is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
Exhibit 10(a) Third Amended and Restated Credit Agreement, dated June 20, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: July 3, 2007	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Vice President, General Counsel and Secretary